Calculation of Filing Fee Tables
S-8
Snap Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00001 per share, 2017 Equity Incentive Plan, as amended	Other	45,000,000	$ 5.35	$ 240,750,000.00	0.000087	$ 20,945.25
Total Offering Amounts:						$ 240,750,000.00		$ 20,945.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,945.25
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A common stock of Snap Inc. (the "Registrant") that become issuable under the 2017 Equity Incentive Plan, as amended (the "2017 Plan") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Class A common stock, as applicable. (2) Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $5.35, the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on October 30, 2026. (3) These additional shares were added to the shares authorized for issuance under the 2017 Plan on November 4, 2026 pursuant to an amendment to the 2017 Plan approved by the compensation committee of the Registrant's board of directors and the Registrant's stockholders on such date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources